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                                                                   EXHIBIT 23(F)

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                                                                  April 28, 1995

Shawmut National Corporation
777 Main Street
Hartford, Connecticut 06115

Dear Sirs:

     We hereby consent to the inclusion of the Registration Statement on Form S-4, relating to the proposed merger of Shawmut National Corporation with Fleet Financial Group, Inc., of our opinion letter appearing as Exhibit E to the Joint Proxy Statement-Prospectus which is a part of the Registration Statement, and to the references of our firm name under the captions "SUMMARY OF JOINT PROXY STATEMENT-PROSPECTUS -- Fairness Opinions of Financial Advisors", "THE MERGER -- Reasons for the Merger -- Recommendation of the Shawmut Board and Reasons for the Merger" and "THE MERGER -- Fairness Opinions of Financial Advisors -- Shawmut." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED

                                            /S/  STEPHEN CRAWFORD
                                        By: ....................................

                                            Stephen Crawford
                                            Vice President